UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2005

TYCO INTERNATIONAL LTD.

 (Exact Name of Registrant as Specified in its Charter)

Bermuda	98-0390500
(Jurisdiction of Incorporation)	(IRS Employer Identification No.)

001-13836

(Commission File Number)

Second Floor, 90 Pitts Bay Road

Pembroke, HM 08, Bermuda

(Address of Principal Executive Offices, including Zip Code)

441-292-8674

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Tyco International Ltd. (the “Company”) entered into an Agreement and General Release with David J. FitzPatrick on March 24, 2005, providing for Mr. FitzPatrick’s voluntary termination of employment with the Company effective December 31, 2005, and resignation from the position of Executive Vice President and Chief Financial Officer of the Company effective March 7, 2005 (the “Agreement”).  The Agreement provides that from March 7, 2005 through December 31, 2005, Mr. FitzPatrick will serve as a Special Advisor to the Chairman and Chief Executive Officer with the same base salary and benefits as in effect for Mr. FitzPatrick as of March 7, 2005.  However, Mr. FitzPatrick’s employment will terminate before December 31, 2005 if he begins employment with another company, provides services to another company without the Company’s consent, or fails or refuses to perform his duties under the agreement (and does not cure such failure or refusal within five days of written notice).  The Company may, in its sole discretion, terminate Mr. FitzPatrick’s employment on or after September 30, 2005 without cause or earlier due to cause, and in such case his earlier date of termination will apply in determining his right to other benefits, but his base salary will continue to be paid through December 31, 2005.

Under the Agreement, Mr. FitzPatrick is entitled to an annual bonus for fiscal year 2005, calculated under the terms of the Tyco International Ltd. 2004 Stock and Incentive Plan without discretionary adjustment for personal performance.  No annual incentive bonus will be payable to Mr. FitzPatrick for the 2006 fiscal year.  He will not receive a long-term incentive award for the 2005 or 2006 fiscal years, and the unvested portion of his 2004 stock option grant will be forfeited on the date he terminates employment.  Mr. FitzPatrick’s 2004 restricted stock grant will vest on March 26, 2007, as if Mr. FitzPatrick had remained employed through that date, provided that Mr. FitzPatrick complies with all the terms of the agreement (including all of the restrictive covenants contained therein).  All other outstanding equity awards will be governed by their terms.

The agreement provides that Mr. FitzPatrick’s supplemental retirement benefit, as set forth in his Executive Employment Agreement dated September 18, 2002 (the “Employment Agreement”), will be paid July 1, 2006 either as a lump sum or in the form of a joint and 50% survivor annuity, at Mr. FitzPatrick’s election.  His deferred compensation benefit under the Company’s Supplemental Savings and Retirement Plan will be paid to him in fifteen annual installments, beginning in July 2006.

The Agreement provides a general release of claims in favor of the Company (and related parties).  Under the Agreement, Mr. FitzPatrick agreed to be bound by restrictive covenants regarding confidentiality of Company information, nonsolicitation of Company employees and customers, noncompetition, return of Company property and nondisparagement and he ratified the restrictive covenants in the Employment Agreement.  In addition, Mr. FitzPatrick agreed to cooperate with investigations, administrative proceedings and litigation, and the Company agreed to pay $2,500 per day for such cooperation after termination of Mr. FitzPatrick’s employment and to reimburse him for reasonable expenses incurred in connection with such cooperation.  The Agreement supersedes the Employment Agreement, except for the provisions of Section 11 (restrictive covenants).  A copy of the Agreement is filed as an exhibit to this Current Report on Form 8-K.

Item 1.02.  Termination of a Material Definitive Agreement.

Tyco International Ltd. (the “Company”) entered into an Agreement and General Release with David J. FitzPatrick on March 24, 2005, providing for Mr. FitzPatrick’s voluntary termination of employment with the Company (without “good reason”) effective December 31, 2005, and resignation from the position of Executive Vice President and Chief Financial Officer of the Company effective March 7, 2005 (the “Agreement”).  A description of the Agreement is included in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.  A copy of the Agreement is filed as an exhibit to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(c)                                  Exhibits

Exhibit No.	Description

10.1	Agreement and General Release between David J. FitzPatrick and Tyco International Ltd. dated March 24, 2005 (filed herewith).(1)

(1)              Management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYCO INTERNATIONAL LTD. (Registrant)

	By:	/s/ WILLIAM B. LYTTON
William B. Lytton
Executive Vice President, General Counsel

Date: March 29, 2005

EXHIBIT INDEX

Exhibit No.	Description

10.1	Agreement and General Release between David J. FitzPatrick and Tyco International Ltd. dated March 24, 2005 (filed herewith).(1)

(1)              Management contract or compensatory plan.